                                                                    EXHIBIT 10.7

                           SUMMARY OF KEY TERMS IN THE

                  MONTERNET SMS PRODUCTS COOPERATION AGREEMENT

                               DATED JUNE 18, 2003

Party A: Jiangsu Mobile Communication Company Limited ("JIANGSU MOBILE")

Party B: Shanghai Weilan Computer Company Limited ("SHANGHAI WEILAN")

Party A and Party B hereby reach agreement on the following:-

I.       COOPERATION PROJECT

(1) Jiangsu Mobile will provide networking channel to Shanghai Weilan and to connect Shanghai Weilan's contents with its SMS website.

(2) Shanghai Weilan shall, through Jiangsu Mobile's SMS business platform, provide relevant SMS information and application services to Jiangsu Mobile's subscribers.

II.      JIANGSU MOBILE'S KEY OBLIGATIONS

(1) provide Shanghai Weilan with the interface specifications and relevant techniques of Internet short messages, and cooperate with Shanghai Weilan to connect Shanghai Weilan's server to the Jiangsu Mobile's SMS network gateway;

(2)      ensure the smooth connectivity of the network;

(3) responsible for the maintenance of equipment within the interface between Jiangsu Mobile's SMS gateway and Shanghai Weilan's equipment;

(4) notify Shanghai Weilan at least one week in advance of any change that may affect Shanghai Weilan's service caused by system platform upgrading and other technical reasons; and provide Shanghai Weilan with the mobile phone numbers that are no longer in use by sending daily report to a specified FTP server for Shanghai Weilan's disposal;

(5)      handle customer complaints related to network telecommunications; and

(6)      collect the service fee from subscribers.

III.     SHANGHAI WEILAN'S KEY OBLIGATIONS

(1) ensure it has the true and reliable VAT license issued by MII or Jiangsu Provincial Telecom Bureau, bank reference, good after-sale system, approval on its pricing for services and bank account, etc;

(2) responsible for the construction and maintenance of its own system, including all hardware equipment, system testing, connecting, maintenance, daily service management, marketing promotion and expenses;

(3) responsible for the connection between Shanghai Weilan's system and Jiangsu Mobile's SMS platform and expenses for the application, lease and maintenance, etc.;

(4)      must send messages under Party A's normal route;

(5)      not disrupt the normal operation of Party A's existing network;

(6) ensure that the successful connection rate in busy hours is higher than 90%;

(7)      not to provide message services across different operators;

(8) include information service fee collection notice in the messages sent by Party B;

(9) only apply for modification of fees at least six months after the launch of services;

(10)     provide connection mode and person to contact with Party A;

(11) check the true identity of customers, and show the cell phone number of the sender when transmitting short messages, and shall not transmit short messages sent by an anonymous sender or sender with a nickname;

(12) handle technical problems of the application services caused by Shanghai Weilan, and Jiangsu Mobile is entitled to require Shanghai Weilan to reduce service fees to subscribers if neither Shanghai Weilan nor Jiangsu Mobile can give a reasonable explanation with respect to their complaints;

(13) obligated to issue disclaimer to subscribers that none of Shanghai Weilan or Jiangsu Mobile shall assume any liability arising out of networking problems which are not intentionally caused by Jiangsu Mobile;

(14) provide Jiangsu Mobile with reports on the customer development, business prospect forecast, and subscriber information necessary for the administration of Shanghai Weilan's services;

(15)     not to provide service without prior consent by Jiangsu Mobile;

(16) not to connect Jiangsu Mobile's SMS platform with any other operators through Shanghai Weilan;

(17)     not to transmit SMS to subscribers to promote its services;

(18) make available the pricing, content and method of providing the service to subscribers before they sign up the service;

(19) secure prior consent from subscribers before providing services to subscribers;

(20) if subscribers refuse to pay service fee, such amount shall be deducted by Jiangsu Mobile from the amount payable to Shanghai Weilan; and

(21) prepare a "blacklist" of subscribers who intentionally refuse to pay service fee.

IV.      JIANGSU MOBILE'S KEY RIGHTS

(1) review the ICP or VAT license, bank reference, business license, source of information, bank account and other information related to normal operation;

(2) require Shanghai Weilan to use the brand "Monternet" in the contents of its promotion and advertisement. Any description of Jiangsu Mobile's business shall secure prior consent of Jiangsu Mobile;

(3) require Shanghai Weilan to provide subscriber information to ensure the timely updating of its subscriber database;

(4) restrict bulk SMS transmissions and reserve the right to adjust the SMS business volume pursuant to its SMS platform capacity; and

(5)      evaluate Shanghai Weilan service performance from time to time.

V.       TERMINATION EVENTS

(1) Shanghai Weilan's service is ranked within the 10% worst service providers during the monthly evaluation for three consecutive months;

(2) any part of Shanghai Weilan's service fails to achieve the requirements, and still fails to do so after being required to correct such failure within a certain period of time;

(3) Jiangsu Mobile may suspend the cooperation if Shanghai Weilan's service receives a large number of strong customer complaints. If the situation is serious, or if the cost of customer service caused by Shanghai Weilan's service exceeds the revenue generated by Shanghai Weilan's service, Jiangsu Mobile may terminate the cooperation;

(4) if Shanghai Weilan's service affects ordinary operation of, or causes major safety flaws or hidden damages to, Jiangsu Mobile's network; or commits wrongful billing; or promotes its business by improper methods (such as message push of advertisement) or conducts unfair competition or intentional fraud, commits breach of agreement which causes bad impact to Jiangsu Mobile or other service providers; Jiangsu Mobile may, depending on the seriousness of the situation, terminate the cooperation;

(5) if Shanghai Weilan conducts cross-operator SMS services, or fails to separate Jiangsu Mobile's subscriber database from other operators' subscriber database, or if other operators' subscribers send short messages to Jiangsu Mobile's subscribers by any methods (including without limitation, IVR, SMS or Internet), Jiangsu Mobile may terminate the cooperation;

(6) Shanghai Weilan uses Jiangsu Mobile' Monternet SMS system to engage in pure fee collection services and the situation is serious;

(7) Shanghai Weilan uses its own SMS platform to send manual SMS services to Jiangsu Mobile's subscribers;

(8) Jiangsu Mobile may suspend the cooperation if Shanghai Weilan provides any services without first obtaining approval from Jiangsu Mobile; and

(9) if Shanghai Weilan breaches the agreement, which causes Jiangsu Mobile to be unable to perform under it.

VI.      REVENUE SHARING

(1)      Channel Fee - RMB0.05~0.08 per usage; and

(2)      collection fee - 15%.

VII.     TERM

1 year, automatically renewable for 1 year if no objection from either party.

VIII.    SPECIAL COVENANTS

(1) Within 6 months after the launch of Shanghai Weilan's services, Shanghai Weilan cannot cooperate with other operators on similar services within the same geographic region (otherwise, liquidated damages from RMB500,000 to RMB1,000,000 would be imposed); and

(2) Shanghai Weilan cannot use the affiliated products of Jiangsu Mobile's competitors as promotion bonus, nor can Shanghai Weilan participate in any activities that are named after such competitors or such competitors provide the bonus.